# Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SWIFT START CORP.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MARCH, A.D. 2013, AT 12:03 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5306440 8100

130625008

AUTHENTICATION: 0448777

DATE: 05-21-13

You may verify this certificate online
at corp.delaware.gov/authver.shtml

# CERTIFICATE OF INCORPORATION

# OF

# Swift Start Corp.

(Pursuant to Section 102 of the Delaware General Corporation Law)

**FIRST:** The name of this Corporation: Swift Start Corp.

**SECOND:** The address of its registered office in the State of Delaware is 1811 Silverside Road, Wilmington, DE 19810 in the County of New Castle. The name of its registered agent at such address is Vcorp Services, LLC

**THIRD:** The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

**FOURTH:** The total number of shares of capital stock which the Corporation shall have authority to issue is: 200,000,000 shares with $0.0001 par value.

**FIFTH:** The name and mailing address of the incorporator is Taylor Lolya 25 Robert Pitt Drive, Suite 204, Monsey, New York 10952.

**I, THE UNDERSIGNED,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this March 20, 2013.

*/s/Taylor Lolya*
Taylor Lolya,
Incorporator

*State of Delaware*
*Secretary of State*
*Division of Corporations*
*Delivered 12:05 PM 03/20/2013*
*FILED 12:03 PM 03/20/2013*
*SRV 130336095 - 5306440 FILE*

RESOLUTIONS ADOPTED BY THE INCORPORATOR

OF

SWIFT START CORP.

The Undersigned, being the sole Incorporator of  Swift Start Corp. , a Delaware

Corporation (the “Corporation”) hereby adopts the following resolutions:

(1)  RESOLVED, that a copy of the Certificate of Incorporation of the

Corporation, together with the original receipt showing payment of the statutory organization tax and filing fee, be inserted in the Minute Book of the

Corporation.

(2)  RESOLVED, that the following person(s) be, and he hereby is/are, elected as

Director(s) of the Corporation, to serve until the first annual meeting of shareholders, and until their successors are elected and qualify:

Fraida Dardick, 248 Hewes St, Brooklyn NY 11211

(3)  FURTHER RESOLVED, that the undersigned hereby resigns as incorporator and terminates any and all involvement relative to any and all business activities of the Corporation.

Dated: March 20, 2013

_________________________________________

Taylor Lolya, Incorporator